UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section  14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☒  Definitive Proxy Statement
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☐  Soliciting Material Pursuant to SS.240.14a-11(c) or SS.240.14a-12

CLEARFIELD, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Clearfield, Inc.
5480 Nathan Lane, Suite 120
Plymouth, Minnesota 55442
(763) 476-6866
____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held February 25, 2010

____________________

TO THE SHAREHOLDERS OF
CLEARFIELD, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Clearfield, Inc., a Minnesota corporation, will be held on Thursday, February 25, 2010, at 2:00 p.m. (local time), at Hilton Garden Inn Minneapolis – Maple Grove, 6530 Vinewood Lane North, Maple Grove, Minnesota 55311, for the following purposes:

1.	To elect six (6) directors to serve until the next Annual Meeting of the Shareholders or until their respective successors have been elected and qualified.

2.	To adopt the Clearfield, Inc. 2010 Employee Stock Purchase Plan.

3.	To ratify and approve the appointment of Grant Thornton LLP as the independent registered public accounting firm for Clearfield, Inc. for the fiscal year ending September 30, 2010.

Only holders of record of Clearfield, Inc.’s common stock at the close of business on January 12, 2010 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Each of you is invited to attend the Annual Meeting in person.  Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and mail it promptly.  A return envelope is enclosed for your convenience.

By Order of the Board of Directors

Ronald G. Roth
Chairman of the Board of Directors
January 25, 2010

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING AVAILABILITY
OF PROXY MATERIALS FOR THE
2010 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, FEBRUARY 25, 2010

Under new rules promulgated by the Securities and Exchange Commission, Clearfield, Inc. is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.

You may access the following proxy materials as of the date they are first mailed to our shareholders at http://materials.proxyvote.com/18482P:

— Notice of 2010 Annual Meeting of Shareholders to be held on Thursday, February 25, 2010;

— Proxy Statement for 2010 Annual Meeting of Shareholders to be held on Thursday, February 25, 2010; and

— Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

These proxy materials are available free of charge and will remain available through the conclusion of the Annual Meeting.  Additionally, we will not collect information, such as “cookies,” that would allow us to identify visitors to the site.

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TABLE OF CONTENTS
Page
PROXY STATEMENT	1
Solicitation of Proxies	1
Cost and Method of Solicitation	1
Voting	1
Quorum and Voting Requirements	1
Revoking a Proxy	2
Annual Meeting and Special Meetings; Bylaw Amendments	3
OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT	4
PROPOSAL 1: ELECTION OF DIRECTORS	5
Information Regarding Nominees	5
Voting Required	6
CORPORATE GOVERNANCE	7
Board Independence	7
Committees of the Board of Directors and Committee Independence	7
Director Nominations	8
Board Attendance at Board, Committee and Annual Shareholder Meetings	9
Communications With Directors	10
Code of Ethics	10
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	11
PROPOSAL 2: APPROVAL OF THE 2010 EMPLOYEE STOCK PURCHASE PLAN	12
Summary of the 2010 Stock Purchase Plan	12
New Plan Benefits	15
Registration with Securities and Exchange Commission	15
Vote Required	15
OTHER INFORMATION REGARDING EQUITY COMPENSATION PLANS	16
EXECUTIVE OFFICERS	17
EXECUTIVE COMPENSATION	17
Explanation of Compensation	17
Employment Arrangements with Named Executive Officers and Post-Employment Compensation	20
Summary Compensation Table	25
Grants of Plan-Based Awards in Fiscal Year 2009	26
Outstanding Equity Awards At Fiscal Year-End	26
2009 Options Exercised and Stock Vested	27
DIRECTOR COMPENSATION	27
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	28
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	29
PROPOSAL 3: APPOINTMENT OF INDEPENDENT AUDITORS	29
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS	30
Accountant Fees and Services	30
Audit Committee Pre-Approval Procedures	30
SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING	31
OTHER BUSINESS	31

Appendix A:  Clearfield, Inc. 2010 Employee Stock Purchase Plan

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Clearfield, Inc.
5480 Nathan Lane, Suite 120
Plymouth, Minnesota 55442
(763) 476-6866
____________________

PROXY STATEMENT

____________________

Solicitation of Proxies

The accompanying Proxy is solicited on behalf of the Board of Directors of Clearfield, Inc. (“we” or “Clearfield”) for use at the Annual Meeting of Shareholders to be held on February 25, 2010, at 2:00 p.m. (local time) at Hilton Garden Inn Minneapolis – Maple Grove, 6530 Vinewood Lane North, Maple Grove, Minnesota 55311, and at any postponements or adjournments thereof (the “Meeting”).  The mailing of this proxy statement to our shareholders commenced on or about January 25, 2010.

Cost and Method of Solicitation

This solicitation of proxies to be voted at the Meeting is being made by our Board of Directors.  The cost of this solicitation of proxies will be borne by us.  In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone or in person.  We may also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Voting

The total number of shares outstanding and entitled to vote at the Meeting as of January 12, 2010 consisted of 11,978,831 shares of common stock, $.01 par value.  Each share of common stock is entitled to one vote.  Only shareholders of record at the close of business on January 12, 2010 will be entitled to vote at the Meeting.

All shareholders are cordially invited to attend the Meeting in person.  Whether or not you expect to attend the Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone or internet) in order to ensure your representation at the Meeting.  A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose.  Even if you have given your proxy, you may still vote in person if you attend the Meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must bring to the Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.  Additionally, in order to vote at the Meeting, you must obtain from the record holder a proxy issued in your name.

If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed.  If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and “FOR” the other proposal.

Quorum and Voting Requirements

A quorum, consisting of a majority of the shares of common stock entitled to vote at the Meeting, must be present, in person or by proxy, before action may be taken at the Meeting.

Directors are elected by a plurality of the votes cast at the meeting by holders of common stock voting for the election of directors.  This means that since shareholders will be electing six directors, the six nominees receiving the highest number of votes will be elected.

The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required for the approval of the Clearfield, Inc. 2010 Employee Stock Purchase Plan and to ratify the appointment of Grant Thornton LLP as Clearfield’s independent registered public accounting firm for fiscal year 2010.

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors.  You may vote “FOR,” “AGAINST” or “ABSTAIN” on any other proposal.  If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director.  Abstentions are counted as present and entitled to vote for the purposes of determining a quorum, but are not counted for the purposes of determining whether shareholders have approved that matter.  Therefore, if you abstain from voting on any of the other proposals, it has the same effect as a vote against the proposal.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a broker non-vote).  Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purpose of determining a quorum at the Meeting.

So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the Meeting.  In the event that any other matters properly come before the Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

Revoking a Proxy

You may change your vote and revoke your proxy at any time before it is voted by:

▪	Sending a written statement to that effect to the Secretary of Clearfield, Inc.;

▪	Submitting a properly signed proxy card with a later date;

▪	if you voted by telephone or through the Internet, by voting again either by telephone or through the Internet prior to the close of the voting facility; or

▪	Voting in person at the Meeting.

All shares represented by valid, unrevoked proxies will be voted at the Meeting and any adjournment(s) or postponement(s) thereof.  Our principal offices are located at 5480 Nathan Lane, Suite 120, Plymouth, Minnesota 55442, and our telephone number is (763) 476-6866.

Annual Meeting and Special Meetings; Bylaw Amendments

This 2010 Annual Meeting of Shareholders is a regular meeting of our shareholders and has been called by our Board of Directors in accordance with our bylaws.  Under our bylaws, special meetings of our shareholders may be held at any time and for any purpose and may be called by our Chief Executive Officer, Chief Financial Officer, any two directors or by a shareholder or shareholders holding 10% or more of shares entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by 25% or more of the shares entitled to vote.  The business transacted at a special meeting is limited to the purposes as stated in the notice of the meeting.  For business to be properly brought before a regular meeting of shareholders, a written notice containing the required information must be timely submitted.  For more information, please review our bylaws and the section of this proxy statement entitled “Shareholder Proposals for 2011 Annual Meeting.”

Our bylaws may be amended or altered by an action of the Board of Directors at any meeting.  The authority of the Board is subject to the power of our shareholders, exercisable in the manner provided by Minnesota law, to adopt or amend, repeal bylaws adopted, amended, or repealed by the Board.  Additionally, the Board may not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board may adopt or amend any bylaw to increase the number of directors.

OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth certain information as of January 12, 2010 with respect to our common stock beneficially owned by (i) each director and each nominee for director, (ii) each person known to us to beneficially own more than five percent of our common stock, (iii) each executive officer named in the Summary Compensation Table (the “Named Executive Officers”), and (iv) all current executive officers and directors as a group.  Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held. Except as indicated below, the business address of each individual set forth below is 5480 Nathan Lane, Suite 120, Plymouth, Minnesota 55442.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Outstanding

Anil K. Jain (2) 9 West Bay Lane North Oaks, MN 55127	935,782	7.8%

Herman H. Lee (3) 20152 Highway 9 North P.O. Box 37 Borup, MN 56519	822,650	6.9%

Ronald G. Roth (4)(5)	955,750	8.0%

Cheryl P. Beranek (4)(6)	198,400	1.6%

Charles N. Hayssen (4)	37,500	*

Donald R. Hayward (4)	21,200	*

John G. Reddan (4)	39,000	*

Stephen L. Zuckerman, M.D. (4)	37,000	*

John P. Hill (6)	67,660	*

Bruce G. Blackey (6)	16,700	*

All current executive officers and directors as a group (8 persons)	1,373,200	11.2%

*      Less than one percent

(1)
Includes shares which could be purchased within 60 days of January 12, 2010 upon the exercise of the following stock options: Mr. Roth, 30,000 shares; Ms. Beranek, 133,400 shares; Mr. Hayssen, 7,500 shares; Mr. Hayward, 15,000 shares; Mr. Reddan, 30,000 shares; Dr. Zuckerman, 30,000 shares; Mr. Hill, 57,660 shares; Mr. Blackey, 13,200 shares; and all current directors and executive officers as a group, 316,760 shares.

(2)	Based on information provided by the shareholder to Clearfield on December 2, 2009.

(3)
Based on Schedule 13G filed by the shareholder on December 16, 2009 in which the shareholder reports that as of December 15, 2009, he has sole voting and dispositive power over 317,650 shares of our common stock and shared voting and dispositive power over 505,000 shares of our common stock.  Of the 505,000 shares of common stock, the shareholder reports that 5,000 shares are held by his spouse and 500,000 shares are held in grantor retained annuity trusts of which the shareholder acts as trustee.

(4)	Currently serves as our director and nominated for election as a director at the Meeting.

(5)	Includes 156,760 shares owned by Mr. Roth’s spouse.

(6)	Named Executive Officer.

PROPOSAL 1:
ELECTION OF DIRECTORS

Six directors will be elected at the Meeting to serve until the next Annual Meeting of Shareholders or until their successors have been elected and shall qualify.  Pursuant to our bylaws, we have set the number of directors at six.  Proxies cannot be voted for a greater number of persons than the number of nominees named.  The Board of Directors has nominated for election the six persons named below.  Each nominee is currently a director of Clearfield.  All nominees were elected by the shareholders at our 2009 Annual Meeting.

The persons named in the accompanying proxy card intend to vote the proxies held by them in favor of the nominees named below as directors, unless otherwise directed.  Should any nominee for director become unable to serve as a director for any reason, the proxies have indicated they will vote for such other nominee as the Board of Directors may propose.  The Board of Directors has no reason to believe that any candidate will be unable to serve if elected and each has consented to being named a nominee.

Information Regarding Nominees

Set forth below is biographical and other information with respect to each nominee:

Name and Age	Principal Occupation and Business Experience	Director Since

Cheryl P. Beranek Age 47
Ms. Beranek has served as our President and Chief Executive Officer and as a director since June 2007.  From July 2003 to June 2007, Ms. Beranek served as President of our former subsidiary, APA Cables and Networks.  Prior to joining us, Ms. Beranek was President of Americable from 2002 until July 2003, when we acquired Americable.  She also served as the Chief Operating Officer of Americable in 2001 and 2002. Previously, Ms. Beranek held a variety of lead marketing positions with emerging high-growth technology companies, Ms. Beranek holds a Bachelors of Science Degree from Southwest Minnesota State University and a Masters of Science Degree from North Dakota State University.
		2007

Ronald G. Roth Age 64
Mr. Roth is currently retired.  Mr. Roth was Chairman of the Board and Chief Executive Officer of Waste Systems Corp., a privately held waste hauling and disposal company, for 25 years prior to its sale to a national solid waste management company in 1995. From 1995 to 2001, he was Chairman of the Board of Access Cash International L.L.C., a North American provider of ATMs and related processing and financial services until its sale. Since 1990 he has been an owner of, and has served in various capacities, including Chairman of the Board and an officer, with Phillips Recycling Systems. Mr. Roth holds a Bachelor of Arts in Marketing from Michigan State University.
		2002

Charles N. Hayssen Age 58	Mr. Hayssen is currently President of Safeway Driving School. From August 2007 to September 2008 Mr. Hayssen was a private investor. From August 2004 until August 2007, Mr. Hayssen was Chief Operating Officer of AllOver Media, Inc., an out-of-home media company. From September 2002 to April 2004, Mr. Hayssen was the Chief Financial Officer of ThinkEquity Partners LLC, an equity capital markets firm. Mr. Hayssen holds a Bachelor of Arts from Dartmouth and from the University of Chicago Graduate School of Business a Master of Business Administration.	2008

Name and Age	Principal Occupation and Business Experience	Director Since

Donald R. Hayward Age 52	Since 2006, Mr. Hayward has served as the President of Engel Diversified Industries (EDI), a privately held manufacturing company. From 1997 until joining EDI, Mr. Hayward was Director of Corporate Services at Minnesota Technology, Inc. a publicly funded, private non-profit in support of Minnesota’s technology community. Mr. Hayward holds a Bachelor of Science in Business Administration and Economics from the University of Wisconsin.	2007

John G. Reddan Age 78	Mr. Reddan has been retired since 1991. Mr. Reddan’s professional career spanned over thirty years as both a general and program manager with Unisys. Mr. Reddan is an active volunteer. Mr. Reddan holds a Bachelor of Arts from Grinnell College of Iowa and a Bachelor of Foreign Trade from the Thunderbird School of Global Management.	2002

Stephen L. Zuckerman, M.D. Age 69
Dr. Zuckerman has been practicing physician since 1969. Dr. Zuckerman has been a member of the board of Micromedics Inc covering the periods 1986 to 1991 and February 2002 to present. Since 1985 he has served as president of M-T Venture Capital Fund II, Inc. Since 2001 he has served as chairman of the board of Minnesota Film Arts, an organization created thru the merger of the University Film Society and the Oak Street Cinema, Minneapolis, Minnesota (2000 to present). Dr. Zuckerman also served on our Board of Directors from January 1986 through August 1991. Dr. Zuckerman has a Bachelor of Science from Union College and a Medical Doctorate of Internal Medicine from SUNY Downstate Medical Center of Brooklyn New York.
		2002

We know of no arrangements or understandings between a director or nominee and any other person pursuant to which he has been selected as a director or nominee.  There is no family relationship between any of the nominees, our directors or our executive officers.

Voting Required

Under Minnesota law and our bylaws, directors are elected by a plurality of the votes cast at the meeting by holders of common stock voting for the election of directors.  This means that since shareholders will be electing six directors, the six nominees receiving the highest number of votes will be elected.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE FOR
THE ELECTION OF EACH NOMINEE

_________________________________

CORPORATE GOVERNANCE

Board Independence

The Board of Directors undertook a review of director independence in December 2009 as to all six directors then serving.  As part of that process, the Board reviewed all transactions and relationships between each director (or any member of his immediate family) and Clearfield, our executive officers and our auditors, and other matters bearing on the independence of directors.  As a result of this review, the Board of Directors affirmatively determined that each of the directors, with the exception of Ms. Beranek, are independent according to the “independence” definition of the Nasdaq Marketplace Rules.  Ms. Beranek is not independent under the Nasdaq Marketplace Rules because she is employed by Clearfield and serves as our executive officer.

Committees of the Board of Directors and Committee Independence

The Board of Directors has established a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee.  The composition and function of these committees are set forth below.

Compensation Committee.  The Compensation Committee operates under a written charter that was amended and restated in August 2009.  The Compensation Committee reviews and approves the compensation and other terms of employment of our Chief Executive Officer and other executive officers of our company.  Among its other duties, the Compensation Committee oversees all significant aspects of our compensation plans and benefit programs, including succession plans for executive officers.  The Compensation Committee annually reviews and approves corporate goals and objectives for the compensation of the Chief Executive Officer and the other executive officers, as well as the Board of Directors evaluation of the Chief Executive Officer pursuant to the evaluation process established by the Nominating and Corporate Governance Committee.  The Compensation Committee also administers our 2007 Stock Compensation Plan.

The charter of the Compensation Committee requires that this Committee consist of no fewer than two Board members who satisfy the requirements of the Nasdaq Stock Market, the “non-employee director” requirements of Section 16b-3 of the Securities Exchange Act of 1934, and the “outside director” requirements of Section 162(m) of the Internal Revenue Code.  Each member of our Compensation Committee meets these requirements.  A copy of the current charter of the Compensation Committee is available by following the link to “Corporate Governance” in the “Investor Relations” section of our website at www.clearfieldconnection.com.

The current members of the Compensation Committee are Ronald G. Roth (Chair), John G. Reddan and Stephen L. Zuckerman, M.D.  During fiscal year 2009, the Compensation Committee met three times, including in executive session without management present.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee operates under a written charter that was amended and restated in August 2009.  The Nominating and Corporate Governance Committee is charged with the responsibility of identifying, evaluating and approving qualified candidates to serve as directors of our company, ensuring that our Board and governance policies are appropriately structured, developing and recommending a set of corporate governance guidelines, overseeing Board orientation, training and evaluation, and establishing an evaluation process for the Chief Executive Officer.  The Nominating and Corporate Governance Committee also has responsibility for overseeing our annual process of self-evaluation by members of the committees and the Board of Directors as a whole.

The charter of the Nominating and Corporate Governance Committee requires that this Committee consist of no fewer than two Board members who satisfy the “independence” requirements of the Nasdaq Stock Market.  Each member of our Nominating and Corporate Governance Committee meets these requirements.  A copy of the current charter of the Nominating and Corporate Governance Committee is available by following the link to “Corporate Governance” in the “Investor Relations” section of our website at www.clearfieldconnection.com.  A copy of our current Governance Guidelines is also available in the “Corporate Governance” section of our website, found through the link to the “Investor Relations” section.  The current members of the Nominating and Corporate Governance Committee are Donald R. Hayward (Chair), John G. Reddan and Stephen L. Zuckerman, M.D.  During fiscal year 2009, the Nominating and Corporate Governance Committee met two times.

Audit Committee.  The Audit Committee assists the Board by reviewing the integrity of our financial reporting processes and controls; the qualifications, independence and performance of the independent auditors; and compliance by us with certain legal and regulatory requirements.  The Audit Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors.  The Audit Committee reviews our annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission.  The Audit Committee reviews reports on various matters, including our critical accounting policies, significant changes in our selection or application of accounting principles and our internal control processes.  The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.

The Audit Committee operates under a written charter that was amended and restated in August 2009 and a copy of the current Audit Committee charter is available by following the link to “Corporate Governance” in the “Investor Relations” section of our website at www.clearfieldconnection.com.  Our Audit Committee presently consists of four directors:  Charles N. Hayssen (Chair), Donald R. Hayward, John G. Reddan and Stephen L. Zuckerman M.D.  During fiscal year 2009, the Audit Committee met six times, including in executive session without management present.

The Board of Directors has determined that all members of the Audit Committee are “independent” directors under the rules of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission.  Our Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee.  After review, the Board of Directors has determined that Mr. Hayssen meets the Securities and Exchange Commission definition of an “audit committee financial expert.”  The members of the Audit Committee also meet the Nasdaq Stock Market requirements regarding the financial sophistication and the financial literacy of members of the audit committee.  A report of the Audit Committee is set forth below.

Director Nominations

The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members, other Board members, as well as management and shareholders.  Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in Section 2.14 of our bylaws as described in the section of this proxy statement entitled “Shareholder Proposals for Nominees.”  The Nominating and Corporate Governance Committee has not adopted a formal policy for increasing or decreasing the size of the Board of Directors.  Our Governance Guidelines provides that the Board should generally have between five and seven directors.  The Nominating and Corporate Governance Committee believes that a six person Board of Directors is appropriate.  At six directors, the Board of Directors has a diversity of talent and experience to draw upon, is able to appropriately staff the committees of the Board and engage the directors in Board and committee service, all while maintaining efficient function and communication among members.  If appropriate, the Board may determine to increase or decrease its size, including in order to accommodate the availability of an outstanding candidate.

Criteria for Nomination to the Board.  The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as directors.  The Nominating and Corporate Governance Committee has not adopted minimum qualifications that nominees must meet in order for the Nominating and Corporate Governance Committee to recommend them to the Board of Directors, as the Nominating and Corporate Governance Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of Clearfield and the Board of Directors.  In November 2009, the Nominating and Corporate Governance Committee determined that it would evaluate each prospective nominee against the following standards and qualifications:

•	Background, including demonstrated high personal and professional ethics and integrity;
•	The ability to exercise good business judgment and enhance the Board’s ability to manage and direct the affairs and business of Clearfield;

•	Commitment, including the willingness to devote adequate time to the work of the Board and its committees;
•	The ability to represent the interests of all shareholders and not a particular interest group;
•
The skills needed by the Board, within the context of the existing composition of the Board, including knowledge of our industry and business or experience in business, finance, law, education, research or government;

•	The candidate’s qualification as “independent” under Nasdaq or other standards and qualification to serve on Board committees; and
•	Diversity, in terms of knowledge, experience, skills, expertise, and other demographics which contribute to the Board

In reviewing prospective nominees, the Nominating and Corporate Governance Committee reviews the number of public-company boards on which a director nominee serves to determine if the nominee will have the ability to devote adequate time to the work of our Board and its committees.  Our Governance Guidelines provide that non-employee directors should serve on no more than four boards of other publicly-held companies, subject to Board waiver with respect to this guideline on a case-by-case basis.

The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate.  The Nominating and Corporate Governance Committee will consider persons recommended by the shareholders using the same standards used for other nominees.

Process for Identifying and Evaluating Nominees.  The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm.  The Nominating and Corporate Governance Committee evaluates these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references.  One or more Nominating and Corporate Governance Committee members may interview the prospective nominees in person or by telephone.  After completing the evaluation, the Nominating and Corporate Governance Committee makes a recommendation to the full Board of the nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

Board Nominees for the 2010 Annual Meeting.  The nominees for the Meeting were selected by the Nominating and Corporate Governance Committee in December 2009.  All nominees were elected by shareholders at our 2009 Annual Meeting.  We have not engaged a third-party search firm to assist us in identifying potential director candidates, but the Nominating and Corporate Governance Committee may choose to do so in the future.

Shareholder Proposals for Nominees.  The Nominating and Corporate Governance Committee will consider written proposals from shareholders for nominees for director.  Any such nominations should be submitted to the Nominating and Corporate Governance Committee c/o the Secretary of Clearfield, Inc. and should include the following information: (a) the name of the nominee and all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name and record address of the shareholder making the nomination, and (c) the class and number of shares of the corporation beneficially owned by the shareholder.  To be considered, the written notice must be submitted in the time frame described in our bylaws and in the section of this proxy statement entitled  “Shareholder Proposals for 2011 Annual Meeting.”

Board Attendance at Board, Committee and Annual Shareholder Meetings

During fiscal year 2009, the Board of Directors met six times.  Each nominee for director attended at least 75% of the meetings of the Board and committees on which he or she served during fiscal year 2009.  The Board of Directors regularly meets in executive session without the presence of members of management, including the Chief Executive Officer.  We do not have a formal policy on attendance at meetings of our shareholders.  However, we encourage all Board members to attend all meetings, including the annual meeting of shareholders.  All directors then serving attended the 2009 Annual Meeting of Shareholders.

Communications With Directors

Shareholders may communicate with the board as a group, the chair of any committee of the board of directors, or any individual director by sending an e-mail to ir@clfd.net or by directing the communication in care of the Secretary of Clearfield, to the address set forth on the front page of this proxy statement. Shareholders making a communication in this manner will receive a confirmation of receipt of the communication if the Secretary is provided with an address for that purpose and the shareholder does not otherwise request that no confirmation be sent.

All communications that are not excluded for the reasons stated below will be forwarded unaltered to the director(s) to which the communication is addressed or to the other appropriate director(s).  Communications received from shareholders will be forwarded as part of the materials sent before the next regularly scheduled board or committee meeting, although the board has authorized the Secretary, in his or her discretion, to forward communications on a more expedited basis if circumstances warrant.

The board of directors has authorized the Secretary to exclude a communication on matters that are unrelated to the duties and responsibilities of the board, such as:

▪	Product inquiries, complaints or suggestions

▪	New product suggestions

▪	Resumes and other forms of job inquiries

▪	Surveys

▪	Business solicitations or advertisements

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded.  Any excluded communication will be made available to the board of directors upon request of any director.

If shareholders have a communication that is a proposal for a nominee for director or is a proposal for shareholder action to be included in our proxy statement, the communication must be directed to Secretary and must conform to the requirements of Clearfield’s bylaws.  For more information, please For more information, please review our bylaws and the sections of this proxy statement entitled “Director Nominations – Shareholder Proposals for Nominees” and “Shareholder Proposals for 2011 Annual Meeting.”

Code of Ethics

We have adopted a code of ethics that applies to all directors, officers and employees, including our principal executive officer, principal financial officer and controller.  This code of ethics is included in our Code of Ethics and Business Conduct which is publicly available by following the link to “Corporate Governance” in the “Investor Relations” section of our website at www.clearfieldconnection.com.  To the extent permitted, we intend to disclose any amendments to, or waivers from, the code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions or with respect to the required elements of the code of ethics on our website at www.clearfieldconnection.com by following the “Corporate Governance” link in the “Investor Relations” section.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

In accordance with its charter, the Audit Committee reviewed and discussed the audited financial statements with management and Grant Thornton LLP, our independent registered public accounting firm. The discussions with Grant Thornton LLP also included the matters required by Statement on Auditing Standards No. 114 (Communication with Audit Committees).

Grant Thornton LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by the Public Company Accounting Oversight Board. This information was discussed with Grant Thornton LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ending September 30, 2009.

BY: THE AUDIT COMMITTEE
Charles N. Hayssen (Chair)
Donald R. Hayward
John G. Reddan
Stephen L. Zuckerman, M.D.

PROPOSAL 2:
APPROVAL OF THE 2010 EMPLOYEE STOCK PURCHASE PLAN

On January 5, 2010, the Board of Directors adopted, subject to shareholder approval, the Clearfield, Inc. 2010 Employee Stock Purchase Plan (the “2010 Stock Purchase Plan”). The purpose of the 2010 Stock Purchase Plan is to provide employees of Clearfield with an opportunity to share in the ownership of Clearfield by providing them with a convenient and cost-effective means to purchase our common stock to provide a stronger incentive to work for the continued success of Clearfield.  The 2010 Stock Purchase Plan will also enhance our ability to obtain and retain the services of employees. The 2010 Stock Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.

Summary of the 2010 Stock Purchase Plan

The following is a summary of the material terms of the 2010 Stock Purchase Plan and is qualified in its entirety by reference to the text of the 2010 Stock Purchase Plan.  A copy of the 2010 Stock Purchase Plan is attached as Appendix A to this proxy statement.

Administration

The Compensation Committee will administer the 2010 Stock Purchase Plan. It will have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the 2010 Stock Purchase Plan and not inconsistent with the 2010 Stock Purchase Plan, to construe and interpret the 2010 Stock Purchase Plan, and to make all other determinations necessary or advisable for the administration of the 2010 Stock Purchase Plan. The Compensation Committee may delegate ministerial duties to our employees, outside entities and outside professionals as the Compensation Committee so determines. The Board of Directors may also exercise the Compensation Committee’s powers and duties under the 2010 Stock Purchase Plan.

Share Purchases

Participation in the 2010 Stock Purchase Plan is voluntary. The 2010 Stock Purchase Plan permits shares of our common stock to be sold to participating employees on the last calendar day of any contribution period at a price not less than the lesser of (1) 85% of the fair market value of our common stock on the first calendar day of the contribution period or (2) 85% of the fair market value of our common stock on the last calendar day of each contribution period.

 Unless otherwise determined by the Board of Directors, each six-month period is a contribution period under the 2010 Stock Purchase Plan. The Board of Directors may, in its discretion and with prior notice, change the duration and/or frequency of contribution periods from time to time, provided that in no event will a contribution period be greater than 27 months. The first contribution period under the 2010 Stock Purchase Plan will commence on July 1, 2010 and end on December 31, 2010.

Eligible Participants

Each of our employees is eligible to participate in the 2010 Stock Purchase Plan, provided that:

▪	The employee’s customary employment is at least 20 hours per week and is more than five months per year;

▪	The employee has been continuously employed by us or a designated subsidiary for at least 30 days prior to the start of the next available contribution period; and

▪
Immediately after the grant of the share purchase rights under the 2010 Stock Purchase Plan, the employee would not own shares (including shares which such employee may purchase under the 2010 Stock Purchase Plan or under outstanding share purchase rights) having 5% or more of the total combined voting power or value of all classes of our capital stock or of any subsidiary.

The Compensation Committee also has the power and authority to allow employees who are employed by any subsidiary we may have in the future to participate in the 2010 Stock Purchase Plan.

As of January 12, 2010, approximately 120 employees were eligible as a class to participate in the 2010 Stock Purchase Plan.

Number of Shares

The aggregate number of shares of our common stock that are available for purchase under the 2010 Stock Purchase Plan is 300,000 shares. The number of shares of common stock available for purchase under the 2010 Stock Purchase Plan, as well as the price per share of our common stock covered by share purchase rights that have not been exercised, are subject to adjustment in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock (including any such change in the number of shares effected in connection with a change in domicile of Clearfield), reorganization, recapitalization, rights offering or other increase or reduction of our outstanding common stock, and in the event that Clearfield is consolidated with or merged into any other corporation.

No participant may purchase (1) shares having a fair market value (determined at the beginning of each contribution period) exceeding $25,000 under the 2010 Stock Purchase Plan and all other employee stock purchase plans (if any) for any calendar year or (2) more than 12,500 shares under the 2010 Stock Purchase Plan for any calendar year.

Terms and Conditions

Participating employees may direct us to make payroll deductions for each payroll paid during the contribution period in full dollar amounts not less than $10 and not more than 10% (or such other maximum as may be established by the Board of Directors) of such participant’s regular straight time earnings, commissions and commission-based sales bonuses (excluding payments, if any, for overtime, incentive compensation, incentive payments, premiums, bonuses (including bonuses paid under our cash incentive plan) and any other special compensation) on each payroll paid during the contribution period. A participant may not increase or decrease the amount of his or her contributions during a contribution period.

Participating employees, other than employees who are executive officers under Section 16 of the Exchange Act, may withdraw from the 2010 Stock Purchase Plan at least 30 days prior to the end of a contribution period and be paid in cash all contributions in their contribution accounts. Participants who withdraw from the 2010 Stock Purchase Plan will not be permitted to re-enroll in the 2010 Stock Purchase Plan until the next contribution period. Upon a participant’s termination of employment with Clearfield or a designated subsidiary for any reason, including the death or retirement of the participant, the participant’s participation in the 2010 Stock Purchase Plan will cease and the participant, or the participant’s beneficiary or estate, as the case may be, will be paid in cash all contributions in the participant’s contribution account. The 2010 Stock Purchase Plan does not provide for the payment of interest on a participant’s contributions.

Participants have no interest or voting rights in shares of our common stock covered by share purchase rights until such rights have been exercised.

Duration, Termination and Amendment

Unless earlier terminated by the Board of Directors, the 2010 Stock Purchase Plan will continue in effect until all of the shares of common stock issuable under the 2010 Stock Purchase Plan have been exhausted. The 2010 Stock Purchase Plan permits the Board of Directors to amend or terminate the 2010 Stock Purchase Plan at any time, except that:

▪
No amendment to the 2010 Stock Purchase Plan may make any change in any share purchase rights previously granted that adversely affects the rights of any participant, except as otherwise provided in the 2010 Stock Purchase Plan; and

▪
Prior shareholder approval will be required for any amendment to the 2010 Stock Purchase Plan to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Internal Revenue Code or the requirements of The Nasdaq Stock Market or any other securities exchange that are applicable to us.

Transferability of Contributions and Purchase Rights

During a participant’s lifetime, a participant’s share purchase rights under the 2010 Stock Purchase Plan are exercisable only by the participant. Neither contributions credited to a participant’s account nor any rights with regard to the exercise of share purchase rights or the right to receive shares under the 2010 Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (except as otherwise set forth in the 2010 Stock Purchase Plan in the event of the participant’s death) by the participant.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of the share purchase rights that may be granted under the 2010 Stock Purchase Plan based upon federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences.

The 2010 Stock Purchase Plan, and the right of participants to make purchases of our common stock pursuant to the 2010 Stock Purchase Plan, are intended to be eligible for the favorable tax treatment provided by Sections 421 and 423 of the Internal Revenue Code. The amounts of payroll deductions under the 2010 Stock Purchase Plan will be taxable to a participant as compensation for the year in which such amounts otherwise would have been paid to the participant. A participant will realize no income upon the grant of the share purchase rights or upon the purchase of common stock under the 2010 Stock Purchase Plan, and we will not be entitled to any deduction at the time of grant of the rights or purchase of the shares. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2010 Stock Purchase Plan.

The amount of a participant’s tax liability upon disposition of the shares acquired will depend on whether or not the participant satisfies the prescribed holding period as summarized below. If the participant holds the shares purchased for the prescribed holding period of two years from the grant of the share purchase right and one year from the purchase date, then upon disposition of shares we will receive no deduction and the participant will recognize:

▪
ordinary income on the lesser of the participant’s gain on the sale or the purchase price discount under the 2010 Stock Purchase Plan, applied to the fair market value of the shares at the first day of the contribution period; and

▪	long-term capital gain (or loss) on the difference between the sale price and the sum of the purchase price and any ordinary income recognized on the disposition.

However, consequences for both us and the participant would differ if the participant did not satisfy the prescribed holding period described above. In the event that the shares are sold or disposed of (including by way of gift) before the expiration of the prescribed holding periods, the excess of the fair market value of the shares on the date such shares are purchased over the purchase price of such shares will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain and will be treated as long-term capital gain if the shares have been held more than one year. Even if the shares are sold for less than their fair market value on the date the shares are purchased, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such date of purchase. We ordinarily will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the participant.

New Plan Benefits

Because the amount of future benefits under the 2010 Stock Purchase Plan will depend on which of our employees elect to participate, the amount of their contribution elections and the fair market value of our common stock, it is not possible to determine the benefits that will be received by eligible participants if the 2010 Stock Purchase Plan is approved by our shareholders. The closing price of a share of our common stock as reported on the Global Market of The Nasdaq Stock Market, Inc. on January 12, 2010, was $2.71.

Registration with Securities and Exchange Commission

Upon approval of the 2010 Stock Purchase Plan by our shareholders, we intend to file a registration statement with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933, as amended, covering the 300,000 shares issuable under the 2010 Stock Purchase Plan.

Vote Required

The affirmative vote of the holders of a majority of the shares of the common stock represented at the Meeting and entitled to vote is necessary for the approval of Proposal 2: Approval of Clearfield, Inc. 2010 Employee Stock Purchase Plan. Proxies will be voted in favor of Proposal 2 unless otherwise indicated.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
APPROVAL OF THE 2010 EMPLOYEE STOCK PURCHASE PLAN.

_________________________________

OTHER INFORMATION REGARDING EQUITY COMPENSATION PLANS

The following table sets forth information regarding our equity compensation plans in effect as of September 30, 2009.  Each of our equity compensation plans is an “employee benefit plan” as defined by Rule 405 of Regulation C of the Securities Act of 1933.

	Securities Authorized for Issuance Under Equity Compensation Plans
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding those reflected in column (a))
Equity compensation plans approved by security holders
2007 Stock Compensation Plan	887,200	$1.06	510,500
Stock Option Plan for Non-Employee Directors	112,500	$1.22	67,500
Equity compensation plans not approved by security holders	-	-	-
Total	999,700	$1.08	578,000

EXECUTIVE OFFICERS

Set forth below is biographical and other information for our current executive officers.  Information about Ms. Cheryl P. Beranek, our President and Chief Executive Officer, may be found in this proxy statement under the heading “Election of Directors.”

John P. Hill, 44, was appointed as our Chief Operating Officer effective October 30, 2008.  Prior to being appointed in this position, Mr. Hill had been our Vice President of Engineering and Product Management since 2007.  He also served as our Vice President of Product Management and Development from 2004 to 2007 and was our first Vice President of Sales from 2003 to 2004.  Mr. Hill attended Macalester College and the University of Minnesota.

Bruce G. Blackey, 58, joined us in June of 2007 as our Interim Chief Financial Officer and in October 2008, Mr. Blackey became our Chief Financial Officer on a full-time, non-interim basis.  Mr. Blackey has extensive experience in finance and administration and has worked as an independent business consultant and interim CFO from 2001 to 2007 for several companies. Mr. Blackey held the position of CFO with Tiro Industries a contract manufacturing firm serving the cosmetic industry from 1997 to 2001. Prior to that he held the senior financial position with Conwed Plastics, a manufacturer of plastic netting from 1988 to 1997. Mr. Blackey holds a Bachelors of Science degree in Business Administration and Accounting from the University of Minnesota business school, now known as the Carlson School of Management.

EXECUTIVE COMPENSATION

Explanation of Compensation

The following discussion of executive compensation describes various aspects of our compensation policies and practices as applied to the following executive officers who are referred to in this proxy statement as the Named Executive Officers:

•	Cheryl P. Beranek, our Chief Executive Officer

•	Bruce G. Blackey, our Chief Financial Officer

•	John P. Hill, our Chief Operating Officer

This section is intended to provide a framework within which to understand the actual compensation awarded to, earned or held by each Named Executive Officer during fiscal year 2009, as reported in the compensation tables and accompanying narrative sections appearing on pages 18 to 27 of this proxy statement.

Overview of the Executive Compensation Process

The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our Chief Executive Officer and our other executive officers.  Among its other duties, the Compensation Committee oversees all significant aspects of our compensation plans and benefit programs, including succession plans for executive officers other than the Chief Executive Officer.  The Board of Directors is responsible for, and regularly reviews, the succession plan for our Chief Executive Officer.  The Compensation Committee annually reviews and approves corporate goals and objectives for the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives.  The Compensation Committee has also been appointed by the Board of Directors to administer our equity compensation plans, which for fiscal year 2009 consisted of the 2007 Stock Compensation Plan (the “2007 Plan”) that was originally approved by our shareholders at the Annual Meeting of Shareholders held in 2006.

In carrying out its duties, the Compensation Committee participates in the design and implementation and ultimately reviews and approves specific compensation programs.  On October 30, 2008, the Compensation Committee recommended and the Board of Directors approved the establishment of a cash incentive compensation program for fiscal year 2009 (the “2009 Bonus Plan”) for our certain of our employees including executive officers.  As part of the establishment of the 2009 Bonus Plan, the Board also approved the target and maximum goals under the 2009 Bonus Plan and the cash bonuses that executive officers may earn under the 2009 Bonus Plan based upon percentages of their respective salaries based upon the recommendation of the Compensation Committee.

Use of Compensation Consultant and Role of Management

Under the Compensation Committee’s charter, the Compensation Committee has the authority to retain, at our expense, such independent counsel or other advisers as it deems necessary to carry out its responsibilities.  For fiscal year 2009, the Compensation Committee did not retain a compensation consultant.  Instead, the Compensation Committee relied upon certain aspects of our historical compensation practices, published reports and surveys, and other information against which it measured the competitiveness of our compensation of the Named Executive Officers in fiscal year 2009.

In determining compensation for Named Executive Officers, other than the Chief Executive Officer, the Compensation Committee solicits input from the Chief Executive Officer regarding the duties and responsibilities of the other executive officers and the results of performance reviews.  The Chief Executive Officer also recommends to the Compensation Committee the base salary for all Named Executive Officers, the awards under the cash incentive compensation program such as the 2009 Bonus Plan, and equity awards.  The Chief Executive Officer also recommended to the Compensation Committee the financial performance goals under the 2009 Bonus Plan. No Named Executive Officer, other than the Chief Executive Officer, has a role in establishing executive compensation.  From time to time, the Named Executive Officers are invited to attend meetings of the Compensation Committee.  However, no Named Executive Officer attends any executive session of the Compensation Committee or is present during deliberations or determination of such Named Executive Officer’s compensation.

2009 Compensation for Named Executive Officers

For the Named Executive Officers, annual compensation consists of base salary, a cash bonus based on achievement of goals determined by the Compensation Committee, and long-term equity compensation.  Ms. Beranek, who is both a director and a Named Executive Officer, receives no compensation for her service as a Board member.

Base Salaries

On October 30, 2008, the Board of Directors approved recommendations of the Compensation Committee with respect to the base salaries of the Named Executive Officers. The base salary for Ms. Beranek was set at $220,000 per year effective October 1, 2008, which represents an increase of 19% over the prior fiscal year.  In connection with the promotion of Mr. Hill to Chief Executive Officer on October 30, 2008, Mr. Hill’s base salary was increased to $170,000 from $110,000 in recognition of his new responsibilities.  In connection with Mr. Blackey’s appointment as our Chief Financial Officer on a non-interim, full-time basis on October 30, 2008, Mr. Blackey’s base salary was adjusted both in recognition of the full-time nature of the position, as well as the additional responsibilities.  Mr. Blackey’s base salary was set at $145,600 effective October 30, 2008 from $137,400 on an annualized basis for consulting services.

In determining the base salary increase, the Compensation Committee reviewed and discussed historical salary data for the Named Executive Officers, as well as the total cash compensation the Named Executive Officers may earn from the 2009 Bonus Plan.  The Compensation Committee also considered our overall performance in fiscal year 2008 and expected performance in fiscal year 2009, the duties of the Named Executive Officer, the Named Executive Officer’s performance, and various surveys, reports and other information, and with respect to the Named Executive Officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer.

Design of and Payouts Under the 2009 Bonus Plan

Consistent with its compensation philosophy and the objectives of annual cash incentive programs generally, the Compensation Committee adopted the 2009 Bonus Plan as our performance based compensation program.

Under the 2009 Bonus Plan, the Named Executive Officers are eligible for cash bonuses depending upon our achievement of fiscal year 2009 net income from continuing operations, excluding taxes, interest income or expense, income gain or loss on our Aberdeen, South Dakota property, and any bonus amount (“ICO”) and depending on position.  The table below under the 2009 Cash Bonus Plan shows the bonus amounts as a percentage of salary that would have been earned by the Named Executive Officers under the 2009 Bonus Plan upon Clearfield’s achievement of the target and maximum goals relating to ICO and upon Mr. Blackey’s achievement of his personal objectives.  Achievement of the performance goals at less than target level will result in a decreasing bonus until the achievement fails to meet the minimum performance goals, at which point the Named Executive Officer is entitled to no bonus.

	2009 Cash Bonus Plan
Name of Executive	% of Salary For FY 2009 Target ICO	% of Salary For FY 2009 Maximum ICO

Cheryl P. Beranek	60%	150%
John P. Hill	40%	150%
Bruce G. Blackey	40%	75%

The fiscal year 2009 target goals established by the Compensation Committee for ICO was $2,400,000.  The Compensation Committee intends this target goal to be aggressive to encourage significant improvements in financial performance and growth in our business.  For fiscal year 2009, our ICO met the minimum amount, but was less than the target amount.  Therefore, under the 2009 Cash Bonus Plan, Ms. Beranek earned $130,000 and Mr. Blackey earned $58,240. The Compensation Committee exercised its discretion, upon the recommendation of Ms. Beranek, to increase Mr. Hill’s bonus amount under the 2009 Bonus Plan from $68,000 to $102,000.  The Compensation Committee considered a number of factors relating to Mr. Hill’s achievements in fiscal year 2009 and his contributions to our business and financial performance in fiscal year 2009, particularly in the area of product development. The Committee also exercised its discretion to award an additional bonus to Ms. Beranek, Mr. Hill and Mr. Blackey by $4,830, $3,734 and $3,182, respectively, which represents their pro rata portion of the amount budgeted for bonuses remaining after all amounts paid.

Long-Term Equity Compensation

The Compensation Committee may from time to time grant equity awards to executive officers for their performance during a fiscal year or on a case-by-case basis to reward particular aspects of performance during a fiscal year.  The Compensation Committee’s policy is to grant all equity awards under shareholder approved equity compensation plans, such as the 2007 Plan, except in limited and special circumstances.

On November 20, 2009, the Compensation Committee granted stock options to the Named Executive Officers in respect of performance in fiscal year 2009.  Pursuant to this action, Ms. Beranek, Mr. Hill and Mr. Blackey were granted an option to purchase 25,000 shares, 25,000 shares and 10,000 shares of common stock; respectively.  The stock options were granted as incentive stock options pursuant to 2007 Plan, have a term of seven years, vest and become exercisable as to one-third of the shares on the first three anniversaries of the date of grant, and have an exercise price equal to the fair market value of our common stock on the date of grant.

In determining the number of shares underlying the stock options granted in respect of fiscal year 2009 performance, the Compensation Committee considered the overall value of the award, the Black-Scholes accounting expense associated with the awards, previously made grants to the Named Executive Officers and the value of both cash and equity compensation of executive officers for fiscal year 2009.  The Compensation Committee also reviewed executive compensation survey data showing the comparative value of executive equity awards.

In August 2009, the Compensation Committee delegated its authority to the Chief Executive Officer under the 2007 Plan to make grants of options to purchase our common stock to newly hired non-executive employees who are hired between scheduled meetings of the Compensation Committee.  If the Chief Executive Officer makes a discretionary grant of options under this authority, the grant date will be the second Tuesday of the month following the employee’s first day of employment, or if the Nasdaq Stock Market was closed on such second Tuesday, the next succeeding day on which the Nasdaq Stock Market is open for regular trading. Further, the Chief Executive Officer’s authority is limited to grants to any individual of an option to purchase no more than 5,000 shares and she must advise the Compensation Committee at its next meeting of the terms of any such grant.  In all other respects, options granted pursuant to the Chief Executive Officer’s delegated authority shall have the terms and conditions applicable to incentive stock options specified in the 2007 Plan and consistent with the new-hire option awards previously approved by the Committee.

Stock options granted in fiscal year 2009 have an exercise price of the fair market value of our common stock on the date of grant.  The date of grant is determined under the 2007 Plan by reference to the closing market price of our common stock on the date the Compensation Committee meets (or takes action in writing in lieu of meeting) and determines the award recipient, the number of shares underlying stock option awards and the other material terms of the stock option grant, or such future date specified as the grant date by the Compensation Committee when all material terms of the stock option grant are determined.  For those options granted by our Chief Executive Officer under delegated authority, the date of grant is the second Tuesday of the month following the employee’s start date, or if the Nasdaq Stock Market was closed on such second Tuesday, the next succeeding day on which the Nasdaq Stock Market is open for regular trading.

Employment Arrangements with Named Executive Officers and Post-Employment Compensation

Cheryl Podzimek Beranek was appointed as our President and Chief Executive Officer effective June 28, 2007.  Bruce G. Blackey was appointed our Interim Chief Financial Officer also on June 28, 2007 and effective October 30, 2008, Mr. Blackey became our Chief Financial Officer on a full-time, non-interim basis.  John P. Hill was appointed as our Chief Operating Officer effective October 30, 2008.

On December 16, 2008, we entered into employment agreements with Ms. Beranek and with Mr. Hill (each, an “Executive”).  The employment agreements have a term ending on December 16, 2011 except that the employment agreements will automatically renew for successive one year periods unless either the Executive or we elect not to extend the term by at least sixty days’ written notice.  Each Executive received a sign-on bonus in the amount of $2,000 as additional consideration for the employment agreement.  Mr. Blackey’s employment with us is “at will” and we do not have any agreement or other arrangement with Mr. Blackey relating to post-termination compensation.

In addition to the provision of the employment agreements described below for Ms. Beranek and Mr. Hill, the 2007 Plan also provides that all awards granted under the 2007 Plan will become fully exercisable and vested in the event of a “Change in Control” and will terminate 60 days thereafter, unless otherwise determined by the Board of Directors prior to the change in control.  All outstanding options granted to the Named Executive Officers were granted pursuant to the 2007 Plan.

Description of Beranek and Hill Agreements

Pursuant to the employment agreement with Ms. Beranek, she will serve as our President and Chief Executive Officer for a base salary of $220,000, subject to increase or decrease (but not below the initial base salary of $220,000) pursuant to our normal practices for our executives.  In addition to the base salary,  Ms. Beranek is eligible to earn, for each fiscal year during the period of her employment, an annual cash performance bonus with the amount of the annual bonus and the target performance goals applicable to the annual bonus determined in accordance with the terms and conditions of the bonus plan as in effect from time to time.  However, Ms. Beranek’s target annual bonus must be 60% of her base salary for that year, and her maximum annual bonus must be 150% of base salary for that year.  Ms. Beranek is also entitled to participate in our welfare benefit plans, fringe benefit plans and is entitled to receive paid vacation in accordance with the policies applicable to our senior executives.

Pursuant to the employment agreement with Mr. Hill, he will serve as our Chief Operating Officer for a base salary of $170,000, subject to increase or decrease (but not below the initial base salary of $170,000) pursuant to our normal practices for our executives.  In addition to the base salary, Mr. Hill is eligible to earn, for each fiscal year of during the period of his employment, an annual cash performance bonus with the amount of the annual bonus and the target performance goals applicable to the annual bonus determined in accordance with the terms and conditions of the bonus plan as in effect from time to time.  However, Mr. Hill’s target annual bonus must be 40% of his base salary for that year, and his maximum annual bonus must be 150% of base salary for that year.  Mr. Hill is also entitled to participate in our welfare benefit plans, fringe benefit plans and is entitled to receive paid vacation in accordance with the policies applicable to our senior executives.

We may terminate either Executive’s employment for Cause or without Cause.  We must provide the Executive with a notice of termination for Cause specifying the facts providing a basis for the termination and the date of termination, which may not be less than thirty days from the date notice is provided.  The Executive may terminate her or his employment for Good Reason or without Good Reason.  The Executive must provide us with a notice of the occurrence of the event constituting a Good Reason within ninety days of such event and may only terminate her or his employment if we fail to remedy the event within thirty days of our receipt of the notice.

If the Executive’s employment is terminated by us for Cause or by the Executive without Good Reason, we will have no further obligations to the Executive under the employment agreement other than the obligation to pay to the Executive the accrued base salary, any pro-rated annual bonus required to be paid to the Executive, and to provide the other welfare plan or fringe benefits in accordance with the provisions of the applicable plan.  In the event of death or Disability, we will be obligated to pay to the Executive’s estate or beneficiaries or the Executive, the accrued base salary in a lump sum within twenty days following the termination date, any pro-rated annual bonus required to be paid to the Executive at the time when annual bonuses are paid to our other senior executive, and if any of the Executive’s qualified beneficiaries makes an election to continue in our group health plans, we will pay the premium for the coverage for the earlier of one year from the date of termination or the date on which the qualified beneficiary is no longer eligible for such coverage.

If the Executive’s employment is terminated by us without Cause or by the Executive for Good Reason, or if we elect to extend the term of the employment agreement, the Executive will be entitled to the following severance payments and benefits:

▪
In two lump sum payments, the Executive’s earned but unpaid base salary and accrued but unpaid vacation through the date of termination and any prorated annual bonus required to be paid for the fiscal year that ends on or before the date of termination to the extent not previously paid and an amount equal to two times the sum of the Executive’s annual base salary in effect of the date of termination plus average bonus over the prior three years;

▪	The Executive’s prorated annual bonus for the year in which the termination occurs, payable at the time bonuses are paid to the other senior executives;

▪	We will pay premiums for the Executive’s continuing coverage until the earlier of one year from the date of termination or the date on which the executive is no longer eligible for such coverage;

▪	Any unvested stock options shall become vested in full; and

▪
We will timely pay or provide any vested benefits or other amounts or benefits required to be paid or provided that the Executive is eligible to receive on the date of termination under any plan, contract or agreement.

If a Change in Control occurs during the employment period, we will pay to the executive a lump sum payment in the amount of the executive’s base salary in effect on the date of the change in control.  If the Executive’s employment is terminated by us without Cause or by the Executive for Good Reason or without Good Reason within one year after the effective date of the Change in Control, then the Executive will also be entitled to receive the payments and benefits outlined in the five bullet points above.  In addition, in the event of termination of the Executive’s employment, all outstanding stock options, restricted stock and other equity awards granted to the Executive under any of our equity compensation plans (or substitute awards covering the securities of the successor company) will become immediately vested and exercisable in full.

Further, in the event it is determined that any payment to the Executive under the employment agreement would be subject to an excise tax, then the Executive may be entitled to receive an additional payment under the  excise tax gross-up payment plan provided to our senior executives.  We currently have no such plan.  Further, to the extent any payment or commencement of a payment under the employment agreement and other payment or benefits would result in accelerated or additional tax under Section 409A of the Internal Revenue Code, as amended, we will defer such payments until the earlier of the first day of the seventh month following the date of termination of the Executive’s employment or the Executive’s death and such deferred payments will be paid in one lump sum, without interest, at such time.

Each of the employment agreements contains provisions relating to non-competition, non-solicitation, protection of our confidential information and assignment of inventions.

Certain Definitions Used in Employment Agreements and the 2007 Plan.

Each of the employment agreements with Ms. Beranek and Mr. Hill described above incorporates the following definitions of “disability,” “cause,” and “good reason” where “Executive” refers to the executive officer party to the employment agreement.

Defined Term	Definition

Disability
“Disability” means a physical or mental illness which renders Executive unable to perform her essential duties for ninety (90) consecutive days or a total of one hundred and eighty (180) days in any twelve (12) month period with or without reasonable accommodations, or unable to perform those duties in a manner that would not endanger her health or safety or the health or safety of others even with reasonable accommodations

Cause
“Cause” shall mean the occurrence of any one or more of the following events:

(i)  The Executive’s willful failure to perform or gross negligence in performing her duties owed to the Company (other than such failure resulting from the Executive’s Disability or any such actual failure after her issuance of a Notice of Termination for Good Reason), which continues after thirty (30) days following a written notice delivered to the Executive by the Board, which notice specifies such willful failure or gross negligence;

(ii)  The Executive’s commission of an act of fraud or dishonesty in the performance of her duties;

(iii) The Executive’s conviction of, or entry by the Executive of a guilty or no contest plea to, any felony or a misdemeanor involving moral turpitude;

(iv)  Any material breach by the Executive of any fiduciary duty or duty of loyalty owed to the Company; or

(v)  The Executive’s material breach of any of the provisions of this Agreement which is not cured within thirty (30) days following written notice thereof from the Company.

Good Reason
“Good Reason” shall mean the occurrence of any one or more of the following events without the Executive’s prior written consent, provided that the Executive terminates her employment within one hundred and eighty (180) days following the lapse of the Company’s cure period described below as to one or more of such events and unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) prior to the Date of Termination:

(i) The Company’s reduction of the Executive’s annual base salary below the initial Base Salary or reduction in the Executive’s target annual bonus;

(ii) The Company’s material change of the Executive’s duties in a manner inconsistent with the Executive’s position, authority, duties or responsibilities as contemplated by Section 2(a) or other action by the Company which  materially  diminishes  such  position,  authority,  duties  or responsibilities,  excluding for this purpose isolated,  insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof from Executive;

(iii) The relocation of the Company’s offices at which Executive is principally employed to a location more than 50 miles from such offices;

(iv) The failure of a successor to the Company to (A) assume and agree to perform the obligations of the Company hereunder, or (B) replace this Agreement with an employment contract of substantially similar terms acceptable to the Executive and no less favorable than those terms provided to an acquiring Company’s executive officers; or

(v) The Company’s material breach of its obligations under the Agreement.

Notwithstanding any other provision of this Section 3(e), the occurrence of any event described in Section 3(e)(i) or (v) shall constitute Good Reason only if (A) the Executive provides written notice to the Company of the occurrence of such event within ninety (90) days of the initial occurrence of such event, and (B) the Company fails to remedy the event described in the Executive’s written notice within thirty (30) days of the Company’s receipt of such notice.

For the purposes of the employment agreements with the Executives, the term “Change in Control” has the same meaning as provided in the 2007 Plan as in effect on December 16, 2008, but excluding from such definition the occurrence of an event in which 30% or more of the outstanding voting stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act or any successor rule thereto) by any person (other than the Company or a subsidiary of the Company) or group of persons acting in concert (other than the acquisition and beneficial ownership by a parent corporation or its wholly-owned subsidiaries, as long as they remain wholly-owned subsidiaries, of 100% of the outstanding voting stock of the Company as a result of a merger which complies with certain provisions of the 2007 Plan).

Therefore, “Change in Control” for the purposes of the employment agreements with the Executives means the happening of any of the following:

(i) A majority of the directors of the Company shall be persons other than persons

(A) For whose election proxies shall have been solicited by the Board, or

(B) Who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

(ii) [omitted pursuant to the employment agreements], or

(iii) The shareholders of the Company approve a definitive agreement or plan to

(A) Merge or consolidate the Company with or into another corporation other than

(1) a merger or consolidation with a subsidiary of the Company or

(2) a merger in which

(a) the Company is the surviving corporation,

(b) no outstanding voting stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property (except (i) voting stock of a parent corporation owning directly, or indirectly through wholly owned subsidiaries, both beneficially and of record 100% of the voting stock of the Company immediately after the merger and (ii) cash upon the exercise by holders of voting stock of the Company of statutory dissenters’ rights),

(c) the persons who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting stock of the Company immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 70% of, respectively, the then outstanding common stock and the then outstanding voting stock of the surviving corporation or its parent corporation, and

(d) if voting stock of the parent corporation is exchanged for voting stock of the Company in the merger, all holders of any class or series of voting stock of the Company immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their voting stock of the Company as all other holders of such class or series,

(B) exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash, securities, or other property,

(C) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or

(D) liquidate or dissolve the Company.

Summary Compensation Table

The following table shows information concerning compensation earned for services in all capacities during the last two fiscal years for (i) Cheryl P. Beranek, who served as our President and Chief Executive Officer in fiscal years 2009 and 2008; (ii) Bruce G. Blackey, who served as our Chief Financial Officer beginning October 30, 2008 and as our interim Chief Financial Officer during the remainder of fiscal year 2009 and for fiscal year 2008; and (iii) the one other executive officer of our company, John P. Hill, our Chief Operating Officer since October 30, 2008, whose total compensation during fiscal year 2009 was at least $100,000 (together referred to as our “Named Executive Officers”).  For the Named Executive Officers, amounts reflect compensation in all positions for the fiscal years noted.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Cheryl P. Beranek President and Chief Executive Officer	2009	$218,696	-	$37,955	$136,830	$11,955	$405,436
	2008	174,769	-	22,195	$112,500	$13,885	$323,349
Bruce G. Blackey Chief Financial Officer	2009	138,110	-	4,772	$ 61,422	$ 3,109	$207,413
	2008	137,443	-	-	$ 15,000	-	$152,443
John P. Hill Chief Operating Officer	2009	167,231	-	16,997	$105,734	$10,457	$300,419
	2008	118,462	$12,100	4,489	$ 82,900	$ 6,611	$224,562

(1)	Represents stock awarded to Mr. Hill on September 22, 2009

(2)
Values expressed represent the actual compensation cost recognized by our company during the fiscal year for equity awards granted in that fiscal year and prior fiscal years as determined pursuant to Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”).  The determination utilizes the respective assumptions and accounting principles discussed in Note 2, “Stock-Based Compensation,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2009.

(3)	Represents bonuses paid to the Named Executive Officers under our Incentive Plan for the year noted, which are reported for the year in which the related services were performed.

(4)	Represents the following amounts.

Name	Year	Matching Contributions to 401(k) Plan	Consideration for Execution of Employment Agreement	Long-Term Disability Insurance Premiums
Cheryl P. Beranek	2009	$ 9,656	$2,000	$299
	2008	13,666	-	219
Bruce G. Blackey	2009	2,890	-	219
	2008	-	-	-
John P. Hill	2009	8,164	$2,000	293
	2008	6,410	-	201

Grants of Plan-Based Awards in Fiscal Year 2009

The following table sets forth certain information concerning plan-based awards granted to the Named Executive Officers during the fiscal year ending September 30, 2009.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Cheryl P. Beranek	10/22/2008	—	$132,000	$330,000
Bruce G. Blackey	10/22/2008	—	$ 58,240	$109,200
John P. Hill	10/22/2008	—	$ 68,000	$255,000

(1)
Represents bonuses that may have been earned by the Named Executive Officers under our 2009 Bonus Plan.  Under the matrix associated with the 2009 Bonus Plan, achievement of the performance goals at less than target level will result in a decreasing bonus until the achievement fails to meet the minimum performance goals, at which point the executive officer is entitled to no bonus such that there is no “threshold” level of achievement.  See the column of the Summary Compensation Table entitled “Non-Equity Incentive Plan Compensation” for the amounts actually earned under the 2009 Bonus Plan. For explanation of the 2009 Bonus Plan, refer to the description under the heading of this proxy statement entitled “Executive Compensation – Explanation of Compensation – 2009 Compensation for Named Executive Officers – Design of and Payouts Under the 2009 Bonus Plan.”

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth certain information concerning equity awards outstanding to the Named Executive Officers at September 30, 2009.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (2)
Cheryl P. Beranek (1)	7,400	2,600	$1.30	8/18/2011
Cheryl P. Beranek (2)	60,000	90,000	$1.09	11/9/2013
Cheryl P. Beranek (3)	66,000	134,000	$1.03	10/30/2018
Bruce G. Blackey (3)	13,200	26,800	$1.03	10/30/2018
John P. Hill (4)	7,200	2,800	$1.34	5/13/2011
John P. Hill (2)	16,800	25,200	$1.09	11/9/2013
John P. Hill (3)	33,660	68,340	$1.03	10/30/2018

(1)	Options vest in annual installments of 31%, 20% 23% and 26% over four years beginning on August 18, 2007 with a six year term.
(2)	Options vest in annual installments of 20% for five years beginning on November 09, 2008 with a six year term.
(3)	Options vest in annual installments of 33% for three years beginning on October 30, 2009 with a ten year term.
(4)	Options vest in annual installments of 28%, 20% 24% and 28% over four years beginning on May 13, 2005 with a six year term.

2009 Options Exercised and Stock Vested

The following table sets forth certain information concerning options exercised during fiscal year 2009 for the Named Executive Officers.  We have not granted restricted stock to any Named Executive Officer.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Cheryl P. Beranek	35,000	$23,450
Bruce G. Blackey	-	-
John P. Hill	-	-

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the respective dates of exercise.

DIRECTOR COMPENSATION

Our non-employee directors received an annual retainer of $7,500 for Board and committee service during fiscal year 2009.

On October 22, 2009, the Board of Directors determined that each non-employee director elected or re-elected at the Meeting will receive a retainer of $10,000 payable at the end of fiscal year 2010 and the chair of the Audit Committee will receive an additional retainer of $2,500 for fiscal year 2010.  Additionally, each non-employee director elected or re-elected at the Meeting will receive an option to purchase 1,000 shares of our common stock vesting on the one year anniversary of the date of grant and with a term of 6 years, with an exercise price equal to the fair market value of one share on the date of grant as determined under our 2007 Stock Plan.  The option will be granted the first business day following the date of the Meeting.  The changes in director compensation for fiscal year 2010 were recommended by the Compensation Committee.

The following table shows for fiscal year 2009, the cash and other compensation paid by us to each of our Board members:

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Total ($)
Ronald G. Roth	$ 7,500	$ 3,325	$ 10,825
Charles N. Hayssen	10,000	2,325	12,325
Donald R. Hayward	7,500	3,325	10,825
John G. Reddan	7,500	3,325	10,825
Stephen L. Zuckerman, M.D.	7,500	3,325	10,825

(1)	Represents cash retainer for fiscal year 2009 as described above.

(2)
Values expressed represent the actual compensation cost recognized by our company during fiscal 2008 for equity awards granted in fiscal year 2009 and prior years as determined pursuant to SFAS 123R utilizing the assumptions and accounting principles discussed in Note 2, “Stock-Based Compensation,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2009.

The aggregate number of stock options outstanding at September 30, 2009 held by directors was: Mr. Roth, 30,000 shares; Mr. Hayssen, 7,500 shares; Mr. Hayward, 15,000 shares; Mr. Reddan, 30,000 shares; Dr. Zuckerman, 30,000 shares; and Ms. Beranek, 360,000 shares.

Cheryl P. Beranek, who served as our director and an executive officer in fiscal year 2009, received no compensation for Board or committee service during fiscal year 2009.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since the beginning of fiscal year 2009, we have not entered into any transaction and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

The charter of our Audit Committee provides that the Audit Committee is responsible for reviewing and approving the terms and conditions of all transactions we enter into in which an officer, director or 5% or greater shareholder or any affiliate of these persons has a direct or indirect material interest.  Our Code of Ethics and Business Conduct, which is applicable to all of our employees and directors, also prohibits our employees, including our executive officers, and our directors from engaging in conflict of interest transactions.  Requests for waivers by our executive officers and directors from the provisions of, or requests for consents by our executive officers and directors under, our Code of Ethics and Business Conduct must be made to the Audit Committee.

In addition, in December 2009, we adopted a formal related person transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission.  Our policy applies to any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which our company is a participant and in which a related person has a direct or indirect interest.  Through the policy, the Audit Committee has also identified and pre-approved certain transactions with related persons, including:

•	employment of executive officers and director compensation to be reported in our proxy statement;
•	ordinary course business travel and expenses, advances and reimbursements;
•	payments made under our articles of incorporation, bylaws, insurance policies or other agreements relating to indemnification
•	any transaction with another company where the related party is an employee, director or beneficial owner of that other company, if the aggregate amount involved does not exceed $50,000;
•	transactions in which our shareholders receive proportional benefits; and
•	regulated transactions at rates or charges fixed in conformity with law or governmental authority and transactions involving certain banking related services.

The Audit Committee must approve any related person transaction subject to this policy before commencement of the related party transaction.  If pre-approval is not feasible, the Audit Committee may ratify, amend or terminate the related person transaction.  The Audit Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a related party transaction:

•	whether the terms are fair to us;
•	whether the terms of the related party transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;
•	whether the related party transaction is material to us;
•	the role the related party has played in arranging the transaction;
•	the structure of the related party transaction;
•	the interests of all related parties in the transaction;
•	the extent of the related party’s interest in the transaction; and
•	whether the transaction would require a waiver of our Code of Ethics and Business Conduct.

The Audit Committee may, in its sole discretion, approve or deny any related person transaction.  Approval of a related person transaction may be conditioned upon our company and the related person taking such precautionary actions, as the Audit Committees deems appropriate.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, our directors and officers, and any beneficial owner of more than 10% of a class of our equity securities, are required to report their ownership of our equity securities and any changes in such ownership to the Securities and Exchange Commission.  Specific due dates for these reports have been established by the Securities and Exchange Commission, and we are required to disclose in this proxy statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ending September 30, 2009.

Based upon information provided by our officers and directors, we believe that all officers, directors and 10% shareholders filed all reports on a timely basis in fiscal year 2009.

PROPOSAL 3:
APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2010.  While the Audit Committee retains the sole authority to retain, compensate, oversee and terminate the independent registered public accounting firm, the Audit Committee is submitting the reappointment of Grant Thornton LLP as our independent registered public accountants for ratification.  In the event the shareholders do not ratify the reappointment of Grant Thornton LLP, the Audit Committee will reconsider the selection.

The affirmative vote of the holders of a majority of the shares of common stock represented at the Meeting and entitled to vote is required to approve the ratification of the appointment of the independent auditors, provided that the total number of shares that vote on the proposal represent a majority of our shares outstanding on the record date.  Proxies will be voted in favor of this proposal unless otherwise indicated.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE FOR
THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

_______________________

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The Audit Committee has selected Grant Thornton LLP as its independent registered public accounting firm for Clearfield’s fiscal year ending September 30, 2010 and has asked the shareholders to ratify such appointment.  Representatives of Grant Thornton LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Accountant Fees and Services

The following is an explanation of the fees billed to us by Grant Thornton LLP for professional services rendered for the fiscal years ended September 30, 2009 and September 30, 2008, which totaled approximately $160,551 and $172,000, respectively.

Audit Fees.  The aggregate fees billed or estimated to be billed to us for professional services related to the audit of our annual financial statements, review of financial statements included in our Forms 10-Q, or other services normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements for the fiscal years ended September 30, 2009 and September 30, 2008 totaled approximately $115,000 and $116,000, respectively.

Audit-Related Fees.  The aggregate fees billed to us for professional services for assurance and related services by Grant Thornton LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees” for the fiscal years ended September 30, 2009 and September 30, 2008 totaled approximately $12,900 and $12,400, respectively.  Audit-related fees consist of fees for services relating to the audit of our 401(k) plan, consultation relating to internal control over financial reporting and, for fiscal year 2008, review of certain amendments to our 2007 Stock Compensation Plan.

Tax Fees.  The aggregate fees billed to us by Grant Thornton LLP for professional services related to tax compliance, tax advice, and tax planning, including preparation of federal and state tax returns for the fiscal years ended September 30, 2009 and September 30, 2008, totaled approximately $32,900 and $43,862, respectively.

All Other Fees.  There were no fees billed to us by Grant Thornton LLP for the fiscal years ended September 30, 2009 and September 30, 2008 other than those described above.

Audit Committee Pre-Approval Procedures

We have not adopted formal pre-approval policies and procedures for the Audit Committee relating to audit and certain permitted non-audit services by the independent auditors.  However, as a matter of Clearfield policy and practice, our Audit Committee is required to and does approve all audit and permitted non-audited services by the independent auditors (including the terms of the engagement and fees relating thereto) prior to engagement of the independent auditor to render such services.  The Audit Committee does not delegate its pre-approval authority to any person, including management.  All of the services described above for fiscal year 2009 were pre-approved by the Audit Committee before Grant Thornton LLP was engaged to render the services.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Clearfield’s 2011 Annual Meeting of Shareholders is expected to be held on February 24, 2011, and proxy materials in connection with that meeting are expected to be mailed on or about January 18, 2011.

The proxy rules of the Securities and Exchange Commission permit our shareholders, after timely notice to us, to present proposals for shareholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by our action in accordance with the proxy rules.  In order for a shareholder proposal to be considered for inclusion in the proxy statement for the 2011 Annual Meeting of Shareholders, the proposal prepared in accordance with the proxy rules must be received by the Secretary of Clearfield, Inc. in writing at our corporate offices, 5480 Nathan Lane, Suite 120, Plymouth, Minnesota 55442, no later than September 27, 2010.

Pursuant to our bylaws, in order for any proposal to be properly brought before the next annual meeting by a shareholder, including a nominee for director to be considered at such annual meeting, the shareholder must give written notice of such shareholder’s intent to bring a matter before the annual meeting, or nominate the director, not less than 90 days prior to the first anniversary date of the prior year’s annual meeting or no later than November 27, 2010.  Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the section of this proxy statement entitled “Director Nominations – Shareholder Proposals for Nominees” and in our bylaws.

In addition, if we receive notice of a shareholder proposal after December 11, 2010, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for our 2011 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

OTHER BUSINESS

At the date of this proxy statement, management knows of no other business that may properly come before the Meeting.  However, if any other matters properly come before the Meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

By Order of the Board of Directors

Ronald G. Roth
Chairman of the Board of Directors

Plymouth, Minnesota
January 25, 2010

APPENDIX A

CLEARFIELD, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

A-i

A-ii

CLEARFIELD, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

Section 1.   Purpose.

The purpose of the Plan is to enable the Company to obtain and retain the services of employees. In addition, the Plan provides a convenient, meaningful opportunity for employees to purchase Clearfield, Inc. stock, thereby increasing participating employees’ personal interest in the Company’s success. It is the intention of the Company that the Plan qualify as an “Employee Stock Purchase Plan” within the meaning of Section 423 of the Code.

Section 2.   Definitions.

(a)  “Account” means the funds accumulated with respect to a Participant as a result of deduction from such Participant’s paycheck for the purpose of purchasing Shares under the Plan. The funds allocated to a Participant’s Account shall remain the property of the Participant at all times but may be commingled with the general funds of the Company, except to the extent such commingling may be prohibited by the laws of any applicable jurisdiction.

(b)  “Board” means the Board of Directors of the Company.

(c)  “Business Day” means any day (other than a Saturday or Sunday) on which the Exchange is permitted to be open for trading.

(d)  “Code” means the Internal Revenue Code of 1986, as amended.

(e)  “Commencement Date” means the first calendar day of each Contribution Period of the Plan.

(f)  “Committee” means the committee described in Section 13(a) of the Plan.

(g)  “Common Stock” means the Common Stock, par value $.01 per share, of the Company.

(h)  “Company” means Clearfield, Inc., a Minnesota corporation. Effective as of the date any Subsidiary becomes a Designated Subsidiary, references herein to the “Company” shall be interpreted to include such Designated Subsidiary, as appropriate.

(i)  “Compensation” means regular straight time earnings, commissions and commission-based sales bonuses annualized at the time of enrollment prior to the Commencement Date, excluding payments, if any, for overtime, incentive compensation (whether in equity or cash), incentive payments, premiums, bonuses, the value of equity compensation and any other special remuneration.

(j)  “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) medical leave; (ii) leave allowed under the Family and Medical Leave Act; (iii) personal leave; (iv) military leave; (v) jury duty; (vi) any other leave of absence approved by the Committee, provided that such leave does not exceed the respective time period designated by Company policy, unless re-employment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (vii) transfers between locations of the Company or between the Company and its Subsidiaries.

(k)  “Contribution Period” means a six month period; provided, however, that the Board shall have the power to change the duration and/or frequency of Contribution Periods with respect to future purchases without shareholder approval if such change is announced at least 5 Business Days prior to the scheduled beginning of the first Contribution Period to be affected; provided further, however, that no Contribution Period shall exceed 27 months.

(l)  “Contributions” means all amounts credited to the Account of a Participant pursuant to the Plan.

(m)  “Corporate Transaction” means the occurrence of any of the following:

(i)
a majority of the directors of the Company shall be persons other than persons (A) for whose election proxies shall have been solicited by the Board or (B) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships;

(ii)
30% or more of the outstanding voting stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act or any successor rule thereto) by any person (other than the Company or a subsidiary of the Company) or group of persons acting in concert (other than the acquisition and beneficial ownership by a parent corporation or its wholly-owned subsidiaries, as long as they remain wholly-owned subsidiaries, of 100% of the outstanding voting stock of the Company as a result of a merger which complies with subparagraph (iii)(A)(2) hereof in all respects);

(iii)
the shareholders of the Company approve a definitive agreement or plan to (A) merge or consolidate the Company with or into another corporation other than (1) a merger or consolidation with a subsidiary of the Company or (2) a merger in which (I) the Company is the surviving corporation, (II) no outstanding voting stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property (except (a) voting stock of a parent corporation owning directly, or indirectly through wholly owned subsidiaries, both beneficially and of record 100% of the voting stock of the Company immediately after the merger and (b) cash upon the exercise by holders of voting stock of the Company of statutory dissenters’ rights), (III) the persons who were the beneficial owners, respectively, of the outstanding Common Stock and outstanding voting stock of the Company immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 70% of, respectively, the then outstanding common stock and the then outstanding voting stock of the surviving corporation or its parent corporation and (IV) if voting stock of the parent corporation is exchanged for voting stock of the Company in the merger, all holders of any class or series of voting stock of the Company immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their voting stock of the Company as all other holders of such class or series; (B) exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash, securities, or other property; (C) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions); or (D) liquidate or dissolve the Company.

(n)  “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(o)  “Employee” means any person, including an Officer or director who is also an employee, but excluding any person whose customary employment is (i) less than 20 hours per week or (ii) for not more than 5 months in any calendar year.

(p)  “Exchange” means The Nasdaq Stock Market, Inc., any other principal stock exchange where the Common Stock is listed for trading, or the principal system of quotation where the Common Stock is quoted.

(q)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)  “Fair Market Value” means, with respect to the Common Stock on a given date, the closing price for the Common Stock for such date, or if such date is not a Business Day, the last reported sale price for the Common Stock for the last Business Day preceding such date, as quoted on the Exchange; provided, however, that if the Common Stock ceases to be listed for trading on the Exchange, “Fair Market Value” of the Common Stock for a given date shall mean the value determined in good faith by the Board.

(s)  “New Termination Date” shall have the meaning set forth in Section 17(b) hereof.

(t)  “Officer” means a person who has been designated by the Board as a reporting officer for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u)  “Participant” means any Employee who is eligible and has elected to participate in the Plan accordance with Sections 3 and 5 hereof and who has not withdrawn from the Plan or whose participation in the Plan is not otherwise terminated.

(v)  “Plan” means this 2010 Employee Stock Purchase Plan, as may be amended from time to time.

(w)  “Purchase Price” means with respect to a Contribution Period that price as announced by the Committee prior to the first Business Day of that Contribution Period, which price may, in the discretion of the Committee, be a price which is not fixed or determinable as of the first Business Day of that Contribution Period; provided, however, that in no event shall the Purchase Price for any Contribution Period be less than the lesser of 85% of the Fair Market Value of a Share on the Commencement Date or on the Termination Date, in each case rounded up to the next higher full cent. If the Commencement Date or the Termination Date is not a Business Day, then the Purchase Price for any Contribution Period shall not be less than the lesser of 85% of the Fair Market Value of a Share on the Business Day immediately preceding the Commencement Date or the Termination Date.

(x)  “Share” means a share of Common Stock, as adjusted in accordance with Section 17 hereof.

(y)  “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the total combined voting power of all classes of stock is held by the Company or any such subsidiary of the Company, whether or not such corporation now exists or is hereafter organized or acquired by the Company or another such subsidiary of the Company. “Subsidiary” also means an unincorporated business entity, such as a limited liability company or partnership, in which the Company holds directly or indirectly not less than 50% of the total combined voting power with respect to all classes of equity ownership of such entity, whether or not such unincorporated business entity now exists or is hereafter organized or acquired by the Company or another Subsidiary of the Company, but only if such entity either (i) has duly elected under applicable treasury regulations to be an association treated as a corporation for federal income tax purposes, and such election continues in effect; or (ii) is disregarded as a separate entity for federal income tax purposes, has not made an election described in clause (i) of this sentence and, pursuant to applicable treasury regulations, its assets are considered to be owned by another Subsidiary that is a corporation or is treated as one under clause (i) of this sentence.

(z)  “Termination Date” means the last calendar day of each Contribution Period of the Plan.

Section 3.   Eligibility.

(a)  Any person who is an Employee and has completed 30 days of continuous employment service for the Company shall become eligible to participate in the Plan on the first day of the month coincident with or following completion of such period of service, subject to the requirements of Section 5(a) hereof and the limitations imposed by Section 423(b) of the Code.

(b)  Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (together with any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted), or that exceeds 12,500 Shares, for each calendar year in which such option is outstanding at any time.

Section 4.   Contribution Periods.

The Plan shall be implemented by a series of consecutive Contribution Periods. The first Contribution Period shall commence on July 1, 2010 and shall end on December 31, 2010. The Plan shall continue until terminated in accordance with Sections 18 and 21 hereof.

Section 5.   Participation.

(a)  An eligible Employee may become a Participant by following the established enrollment procedure as directed by the Committee, or other entity designated by the Committee, prior to the Commencement Date of the applicable Contribution Period, unless an earlier or later time for completing the enrollment procedure is set by the Committee for all eligible Employees with respect to a given Contribution Period. The eligible Employee shall determine the amount of the Participant’s Compensation (subject to Section 6(a) hereof) to be paid as Contributions pursuant to the Plan.

(b)  Payroll deductions shall commence on the first payroll paid on or following the Commencement Date and shall end on the last payroll paid on or prior to the Termination Date of the Contribution Period, unless sooner terminated as provided in Section 10 hereof. A Participant who has elected to participate in a Contribution Period shall automatically participate in the next Contribution Period until such time as such Participant withdraws from the Plan or terminates employment as provided in Section 10 hereof.

Section 6.   Method of Payment of Contributions.

(a)  A Participant shall elect to have payroll deductions made on each payroll paid during the Contribution Period in full dollar amounts not less than $10 and not more than 5% (or such other maximum percentage as the Board may establish from time to time before any Commencement Date) of such Participant’s Compensation on each payroll paid during the Contribution Period. All payroll deductions made by a Participant shall be credited to his or her Account under the Plan. A Participant may not make any additional payments into his or her Account. No assets in a Participant’s Account shall be subject to the debts, contracts, liabilities, engagements or torts of the Participant.

(b)  A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof.

(c)  Unless otherwise provided by the Committee, a Participant may decrease the amount of his or her Contributions once during a Contribution Period by following the established administrative procedures as directed by the Committee to authorize a decrease in the payroll deduction amount. The decrease in amount shall be effective as soon as administratively feasible following the date of receipt by the Company, or other entity designated by the Committee. However, any decrease in amount must be made at least 30 days prior to the end of the Contribution Period to ensure such decrease shall be effective within the current Contribution Period.

(d)  Unless otherwise provided by the Committee, a Participant may not increase or decrease the amount of his or her Contributions during a Contribution Period.

(e)  Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions may be adjusted during any Contribution Period in the discretion of the Committee. Payroll deductions shall re-commence at the amount provided in such Participant’s most recently submitted enrollment materials at the beginning of the first Contribution Period that is scheduled to end in the next succeeding calendar year, unless terminated by the Participant as provided in Section 10 hereof.

Section 7.   Grant of Option.

On the Commencement Date of each Contribution Period, each eligible Employee participating in such Contribution Period shall be granted an option to purchase on the Termination Date a number of Shares determined by dividing such Employee’s Contributions accumulated prior to such Termination Date and retained in the Participant’s Account as of the Termination Date by the applicable Purchase Price, subject to the limitations set forth in Sections 3(b) and 12 hereof.

Section 8.   Exercise of Option.

Unless a Participant ceases to be an eligible Employee as provided in Section 3 or withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of Shares will be exercised automatically on each Termination Date of each Contribution Period, and the maximum number of Shares (which may include a fractional Share) subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her Account. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant on the Termination Date. During his or her lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by him or her.

Section 9.   Delivery and Restrictions on Shares.

(a)  As promptly as practicable after each Termination Date of each Contribution Period, the number of Shares purchased by each Participant upon exercise of his or her option shall be delivered in accordance with procedures established from time to time by the Committee, and a transfer agent for the Common Stock may be utilized or a brokerage or nominee account may be established for this purpose. The terms of such transfer agency or brokerage or nominee account shall be at the sole discretion of the Company, and participation in the Plan is expressly conditioned on the acceptance of such terms.

(b)  For a period of six (6) months beginning on the Termination Date of each Contribution Period during which a Participant acquires Shares under this Plan, such Shares acquired by a Participant may not, without the consent of the Committee (which consent shall be provided in a uniform and nondiscriminatory manner for similarly situated Participants) be sold, transferred, assigned, pledged or encumbered (including payment of the purchase price for exercise of options held by a Participant, or pay income tax on such exercise). The Committee may waive such restrictions with respect to Shares acquired by Participants, either prior to or at any time subsequent to the Commencement Date and may establish uniform rules for the transfer of such Shares during such period. During the period such shares are subject to the restrictions of this subsection (b), such shares shall be held by the transfer agent or the Company, or an appropriate legend describing the restriction and referencing the Plan shall be placed on the certificate evidencing such Shares.

Section 10.   Voluntary Withdrawal; Termination of Employment.

(a)  A Participant may withdraw from the Plan by following the established administrative procedures as directed by the Committee, or other entity designated by the Committee. The withdrawal request will be effective as soon as administratively feasible. However, any withdrawal request must be made at least 30 days prior to the end of a Contribution Period to ensure such withdrawal request shall be effective within such Contribution Period. Once the withdrawal request is effective, all of the Participant’s Contributions credited to his or her Account will be paid to him or her without interest, his or her option will be automatically terminated, and no further Contributions for the purchase of Shares will be made absent re-enrollment. Notwithstanding the foregoing, an Officer shall not have the right to withdraw Contributions credited to his or her account under the Plan except in accordance with Section 10(b) hereof. Upon withdrawal from the Plan, a Participant may not re-enroll in the Plan until the next Contribution Period. In order to re-enroll, a Participant must follow the provisions set forth under Section 5(a) hereof.

(b)  Upon termination of the Participant’s Continuous Status as an Employee prior to the Termination Date of a Contribution Period for any reason, including death or retirement, the Contributions credited to his or her Account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 12 hereof, in either case without interest, and his or her option will be automatically terminated. Whether the Participant’s Continuous Status as an Employee has been terminated shall be determined by the Committee in its sole discretion. In the event that any Designated Subsidiary ceases to be a Designated Subsidiary of the Company, the employees of such Designated Subsidiary shall no longer be Employees for purposes of Section 3(a) hereof as of the date such Designated Subsidiary ceases to be a Designated Subsidiary.

(c)  A Participant’s withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or any Subsidiary.

Section 11.   Shares.

(a)  Subject to adjustment as provided in Section 17 hereof, the maximum number of Shares which shall be issued under the Plan shall be 300,000 Shares. If on a given Termination Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares available for sale under the Plan on such Termination Date, the Committee shall make a pro rata allocation of the Shares available for purchase on such Termination Date among all Participants, and the balances in the Accounts shall be refunded without interest to the respective Participants.

(b)  The Participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

Section 12.   Death of Participant.

In the event of the death of a Participant, the Company shall deliver any Shares and cash in the Participant’s Account to a beneficiary previously designated by the Participant or, if there is no surviving beneficiary duly designated, to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Section 13.   Administration.

(a)  The Committee. The Plan shall be administered by a committee of the Board (the “Committee”) established by the Board. The members of the Committee need not be directors of the Company and shall be appointed by and serve at the pleasure of the Board.

(b)  Powers of Committee. The Committee shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan. The Committee may delegate ministerial duties to such of the Company’s employees, outside entities and outside professionals as the Committee so determines.

(c)  Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 14.   Transferability.

Neither Contributions credited to a Participant’s Account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than as provided in Section 12 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10 hereof.

Section 15.   Use of Funds.

All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions. The Plan is unfunded and shall not create nor be construed to create a trust or separate fund of any kind or a fiduciary relationship among the Company, the Board, the Committee and the Participant. To the extent a Participant acquires a right to receive payment from the Company pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

Section 16.   Reports.

Accounts will be maintained for each Participant in the Plan. Account statements will be made available to participating Employees by the Company and will set forth the amounts of Contributions, the Purchase Price per Share, the number of Shares purchased and the remaining cash balance, if any.

Section 17.   Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)  Adjustment. The number of Shares set forth in Section 11 hereof, the price per Share covered by each option under the Plan that has not yet been exercised and the maximum number of Shares that may be purchased by a Participant in a calendar year pursuant to Section 3(b) hereof, shall be proportionately adjusted for any increase or decrease in the number of outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares effected in connection with a change in domicile of the Company). Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares issuable hereunder or subject to an option hereunder.

(b)  Corporate Transactions.

(i)
In the event of a dissolution or liquidation of the Company under Section 2(m)(iii)(D), any Contribution Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board in its sole discretion, and in such event, all outstanding options shall automatically terminate and the balance in the Accounts shall be refunded without interest to the respective Participants.

(ii)
In the event of a Corporate Transaction other than one under Section 2(m)(iii)(D), each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, the Contribution Period then in progress shall be shortened and a new Termination Date shall be set (the “New Termination Date”), as of which date the Contribution Period then in progress will terminate. The New Termination Date shall be on or before the date of consummation of the Corporate Transaction and the Board shall notify each Participant in writing, at least 10 days prior to the New Termination Date, that the Termination Date for his or her option has been changed to the New Termination Date and that his or her option will be exercised automatically on the New Termination Date, unless prior to such date he or she has withdrawn from the Plan as provided in Section 10 hereof. For purposes of this Section 17, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the Corporate Transaction if the holder had been, immediately prior to the Corporate Transaction, the holder of the number of Shares covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 17); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value, as determined by the Committee, to the per Share consideration received by holders of Common Stock in the Corporate Transaction.

(iii)
The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number of Shares set forth in Section 11 hereof, as well as the price per Share covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of its outstanding Common Stock, and in the event the Company is consolidated with or merged into any other corporation.

Section 18.   Amendment or Termination.

(a)  The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 17 hereof, no such termination of the Plan may affect options previously granted, provided that the Plan or the Contribution Period may be terminated by the Board on a Termination Date or by the Board’s setting a new Termination Date with respect to a Contribution Period then in progress if the Board determines that termination of the Plan and/or the Contribution Period is in the best interests of the Company and the shareholders or if continuation of the Plan and/or the Contribution Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting principles applicable to the Plan. Except as provided in Section 17 hereof and in this Section 18, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any Participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code (or, in either case, any successor rule or provision or any applicable law or regulation) or the requirements of the Exchange, the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

(b)  Without shareholder approval and without regard to whether any Participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Contribution Periods and/or the Purchase Price as permitted under the Plan, limit the frequency and/or number of changes in the amount deducted during a Contribution Period, establish the exchange ratio applicable to amounts deducted in a currency other than U.S. dollars, permit payroll deductions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed payroll deduction elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts deducted from the Participant’s Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion to be advisable and consistent with the Plan.

Section 19.   Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

Section 20.   Conditions Upon Issuance of Shares.

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of the Exchange, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

Section 21.   Term of Plan; Effective Date.

The Plan shall become effective upon approval by the Company’s shareholders. It shall continue in effect until all of the Shares set forth in Section 11 hereof are exhausted or such earlier time as the Plan is terminated pursuant to Section 18 hereof.

Section 22.   Additional Restrictions of Rule 16b-3.

The terms and conditions of options granted hereunder to, and the purchase of Shares by, Officers shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall be deemed to contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Section 23.   Governing Law.

The internal law, and not the law of conflicts, of the State of Minnesota, shall govern all questions concerning the validity, construction and effect of the Plan, and any rules and regulations relating to the Plan.

Section 24.   Severability.

If any provision of the Plan is or becomes invalid, illegal, or unenforceable in any jurisdiction or would disqualify the Plan under any law, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

Section 25.   No Rights as an Employee.

Nothing in the Plan shall be construed to give any person (including an Employee or Participant) the right to remain in the employ of the Company or to affect the right of the Company to terminate the employment of any person (including the Employee or Participant) at any time with or without cause. Nothing in this Plan shall confer on any person any legal or equitable right against the Company, or give rise to any cause of action at law or in equity against the Company. Neither the Shares purchased hereunder nor any other benefits conferred hereby, including the right to purchase Common Stock at a discount, shall form any part of the wages or salary of any eligible Employee for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an Employee be entitled to any compensation for any loss of any right or benefit under this Plan which such Employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.

Section 26.   Taxes.

Participants are responsible for the payment of all income taxes, employment, social insurance, welfare and other taxes under applicable law relating to any amounts deemed to constitute income arising out of the Plan under the laws of the country of their residency or of the organization of the Company, the purchase and sale of Shares pursuant to the Plan and the distribution of Shares or cash to the Participant in accordance with this Plan. Each Participant hereby authorizes the Company to make appropriate withholding deductions from each Participant’s compensation, which shall be in addition to any payroll deductions made pursuant to Section 6, and to pay such amounts to the appropriate tax authorities in order to satisfy any of the above tax liabilities of the Participant under applicable law.

Section 27.   Acceptance of Terms.

By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

Approved by the Board of Directors of Clearfield, Inc. on January 5, 2010, subject to shareholder approval.

COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

:	INTERNET – www.eproxy.com/clfd
Use the Internet to vote your proxy until 12:00 p.m. (CT) on February 24, 2010.

(	PHONE – 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on February 24, 2010.

*	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01 Ronald G. Roth	04 Stephen L. Zuckerman	☐	Vote FOR	☐	Vote WITHHELD
		02 Cheryl P. Beranek	05 Donald R. Hayward		all nominees		from all nominees
		03 John G. Reddan	06 Charles N. Hayssen		(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To adopt the Clearfield, Inc. 2010 Employee Stock Purchase Plan.	☐	For	☐	Against	☐	Abstain

3.	To ratify and approve the appointment of Grant Thornton LLP as the independent registered public accounting firm for Clearfield, Inc. for the fiscal year ending September 30, 2010.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED BY THE UNDERSIGNED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH NOMINEE IDENTIFIED IN PROPOSAL 1 AND FOR EACH OTHER PROPOSAL.

Address Change? Mark box, sign, and indicate changes below: ☐	Date __________________________________, 2010

Signature(s) in Box

   Please sign as your name(s) appear above. When signing as attorney, executor, administrator, trustee, guardian, authorized officer of a corporation, or partner of a partnership, please provide the name of the entity on whose behalf you are signing and your title.

CLEARFIELD, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, February 25, 2010
2:00 p.m. (local time)

Hilton Garden Inn Minneapolis – Maple Grove
6530 Vinewood Lane North
Maple Grove, Minnesota 55311

Clearfield, Inc. 5480 Nathan Lane, Suite 120 Plymouth, MN 55442	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting.

The undersigned hereby appoints Cheryl P. Beranek and Bruce G. Blackey, or any of them, with power of substitution to each, as proxies, and hereby authorizes them to represent the undersigned at the Annual Meeting of Shareholders of Clearfield, Inc. to be held at Hilton Garden Inn Minneapolis – Maple Grove, 6530 Vinewood Lane North, Maple Grove, Minnesota 55311, on Thursday, February 25, 2010, at 2:00 p.m. local time, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated below, all shares of Common Stock of Clearfield, Inc. held of record by the undersigned on January 12, 2010 and which the undersigned would be entitled to vote at such Annual Meeting, hereby revoking all former proxies.

See reverse for voting instructions.